UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




Date of earliest event reported:                        November 1, 1997
                                    ------------------------------------

                          UCI Medical Affiliates, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                                         0-13265                       59-2225346
(State or other jurisdiction of incorporation)       (Commission File Number) (IRS Employer Identification No.)

   1901 Main Street, Suite 1200, Mail Code 1105, Columbia, South Carolina 29201
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:             (803) 252-3661
                                                        -----------------------


                                    No Change
                   (Former name or former address, if changed
                              since last report.)












This document contains a total of 17 pages.

This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission on November 5, 1997 by UCI Medical Affiliates, Inc., a Delaware corporation (the "Company"), and is filed to include the financial statements required by Item 7 of Form 8-K.

Item 7.  Financial Statements and Exhibits

         a)    Financial Statements of Business Acquired

                  The financial statements for Marvin Dees, M.D., the business acquired by the wholly-owned subsidiary of the Company, are included in this report beginning on page number three (3).

         b)    Pro Forma Financial Information

                  The pro forma financial information for Marvin Dees, M.D., the business acquired by the wholly-owned subsidiary of the Company, is included in this report following the financial information herein in response to Item 7(a) above.

         c)    Exhibits

                  The following exhibit is incorporated by reference to the exhibit of the same number filed with the Company's Form 8-K filed on November 5, 1997.

                           Exhibit 2.1 - Asset Purchase Agreement executed on October 31, 1997, to be effective November 1, 1997, by, between and among UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation ("UCI of SC") Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care"); Marvin Dees, M.D., a South Carolina resident ("Seller"); and Landlord (defined as Seller and Katherine R. Dees, collectively).

                 Report on Audits of the Financial Statements of

                                Marvin Dees, M.D.

                        as of December 31, 1996 and 1995

                                    Contents


                                                                           Page

Report of Independent Accountants.............................................5

Marvin Dees, M.D. Financial Statements
     as of December 31, 1996 and 1995......................................6-12

UCI Medical Affiliates, Inc. Pro Forma Combining Financial Statements
     Combining Balance Sheet at September 30, 1997...........................13
     Note to Combining Balance Sheet.........................................14
     Combining Statement of Operations and Accumulated Deficit
        for year ended September 30, 1997....................................15
     Note to Combining Statement of Operations...............................16

                        Report of Independent Accountants


Board of Directors
UCI Medical Affiliates, Inc.

We have audited the accompanying balance sheets Marvin Dees, M.D. (the "Practice") as of December 31, 1996 and 1995 and the related statements of operations, changes in owner's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marvin Dees, M.D. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The financial statements have been prepared solely from the accounts of Marvin Dees, M.D. and do not include the personal accounts of the owner or those of any other operations in which he may be engaged.




Columbia, South Carolina
December 22, 1997



           ORIGINAL SIGNED OPINION ON SCOTT, HOLLOWAY & MCELVEEN, LLP
             LETTERHEAD IS ON FILE WITH UCI MEDICAL AFFILIATES, INC.

                                Marvin Dees, M.D.
                                 Balance Sheets
                                  December 31,
                                                1996                    1995
                                   -------------------     -------------------
Assets
Current assets:
    Cash and cash equivalents            $    -                  $    33,824
    Accounts receivable, net                  47,148                  49,342
                                   -------------------     -------------------
        Total current assets                  47,148                  83,166
                                   -------------------     -------------------

Property and equipment, net                  145,986                144,346
                                   -------------------     -------------------

        Total assets                  $     193,134           $    227,512
                                   ===================     ===================

Liabilities and Owner's Equity Current liabilities:
Accounts payable and accrued expenses $       8,799             $    3,664
    Current maturities of capital leases      4,151                  1,486
    Current maturities of long-term debt     12,209                  10,942
                                       ---------------     -------------------
        Total current liabilities            25,159                  16,092

Capital leases payable, net
   of current portion                        13,013                  2,588
Long-term debt, net of current portion       42,530                  54,740
                                      -----------------     -------------------
        Total liabilities                    80,702                  73,420
                                      -----------------     -------------------

Owner's equity:
     Owner's capital                        112,432                 154,092
                                      -----------------     -------------------
        Total owner's equity                112,432                 154,092
                                      -----------------     -------------------

        Total liabilities and
           owner's equity             $     193,134           $    227,512
                                      =================     ===================

                 The accompanying notes are an integral part of
                          these financial statements.

                                Marvin Dees, M.D.
                            Statements of Operations
                        for the years ended December 31,


                                                 1996                  1995
                                       ------------------    ------------------

Net medical revenue                     $       406,195       $       445,822
Operating costs                                 227,253               205,051
                                       ------------------    ------------------
         Operating margin                       178,942               240,771

Depreciation and amortization                    29,402                25,305
General and administrative expenses              34,339                38,560
                                       ------------------    ------------------
         Income from operations                 115,201               176,906

Interest expense                                  6,738                 8,729
                                       ------------------    ------------------

         Net income                     $       108,463       $       168,177
                                       ==================    ==================


                 The accompanying notes are an integral part of
                          these financial statements.

                                Marvin Dees, M.D.
                     Statements of Changes in Owner's Equity
                 for the years ended December 31, 1996 and 1995



                                                         Owner's
                                                         Equity
                                                      ---------------

Balance, January 1, 1995                              $   179,702
Net income                                                168,177
Owner's draws                                            (193,787)
                                                      ---------------

Balance, December 31, 1995                                154,092
Net income                                                108,463
Owner's draws                                            (150,123)
                                                      ---------------

Balance, December 31, 1996                           $    112,432
                                                      ===============


                 The accompanying notes are an integral part of
                          these financial statements.

                                Marvin Dees, M.D.
                            Statements of Cash Flows
                        for the years ended December 31,


                                                                        1996                  1995
                                                                  ------------------    ------------------
Operating activities:
Net income                                                        $       108,463       $       168,177
Adjustments to reconcile net income to cash provided by
      operating activities:
   Depreciation and amortization                                           29,402                25,305
   Changes in operating assets and liabilities:
       Accounts receivable                                                  2,194                 9,050
       Accounts payable and accrued expenses                                5,135                    95
                                                                  ------------------    ------------------
         Cash provided by operating activities                            145,194               202,627
                                                                  ------------------    ------------------

Investing activities:
Purchases of property and equipment                                       (15,697)              (25,281)
                                                                  ------------------    ------------------
         Cash used by investing activities                                (15,697)              (25,281)
                                                                  ------------------    ------------------

Financing activities:
Repayments on capital leases                                               (2,255)               (1,332)
Repayments on long-term debt                                              (10,943)               (9,808)
Owner's draws                                                            (150,123)             (193,787)
                                                                  ------------------    ------------------
         Cash used by financing activities                               (163,321)             (204,927)
                                                                  ------------------    ------------------

Net decrease in cash and cash equivalents                                 (33,824)              (27,581)

Cash and cash equivalents, beginning of year                               33,824                61,405
                                                                  ------------------    ------------------

Cash and cash equivalents, end of year                            $             -       $        33,824
                                                                  ==================    ==================
                                                                  ==================    ==================

Supplemental cash flow information:
    Cash paid for interest                                        $         6,738       $         8,729
                                                                  ==================    ==================

                 The accompanying notes are an integral part of
                          these financial statements.

                                MARVIN DEES, M.D.
                          NOTES TO FINANCIAL STATEMENTS


Note 1.  Significant Accounting Policies

Organization - Marvin Dees, M.D. is the sole owner of Marvin Dees, M.D. (the "Practice") located in New Ellenton, South Carolina. The Practice operates a family practice medical office that provides treatments on an outpatient basis for medical conditions not involving an immediate threat to life.

The financial statements have been prepared solely from the accounts of the Practice and do not include the personal accounts of the owner or those of any other activities in which he may be engaged. Management makes estimates that are a necessary part of the preparation of financial statements. These estimates include the useful lives of equipment, some of which is subject to technological obsolescence, and the net realizable value of patient accounts receivable. At December 31, 1996, management is not aware of any conditions that could significantly affect the estimates employed in the preparation of the financial statements.

Accounts Receivable - Accounts receivable represents amounts due from patients, employers and various third-party payors. Provisions for uncollectable amounts are made based on management's estimates of future collectability and historical payment percentages.

Property and Equipment - Property and equipment is reported at cost. Depreciation for financial reporting purposes is computed using accelerated methods for furniture and equipment and by the straight-line method for buildings. Estimated useful lives range from five to seven years for equipment and 19 years for buildings. Depreciation expense includes the amortization of capital lease assets. Maintenance, repairs and the cost of minor equipment are charged to expense. Major renewals or betterments, which prolong the life of the assets, are capitalized. Upon disposal of depreciable property, the asset accounts are reduced by the related cost and accumulated depreciation. The resulting gains and losses are reflected in the statements of operations.

Income Taxes - The Practice operates as a sole proprietorship. Under this election, the revenues and expenses of the Practice are reported on the owner's personal income tax returns. Accordingly, the accompanying financial statements have no provision for income tax expense.

Cash Equivalents - The Practice considers all short-term debt instruments with a maturity of three months or less at the date of acquisition to be cash equivalents.

Supplemental disclosure of non-cash financing and investing activities: During 1996, the Practice placed into service certain medical equipment and furniture totaling $15,345 acquired under capital leases.

Fair Value of Financial Investments - The fair value of accounts receivable and accrued expenses payable are estimated by management to approximate their respective carrying values. Management estimates the fair value of long-term debt approximates its carrying value because the interest rate is similar to that presently offered in the marketplace for credit instruments having the same risk profile and term to maturity.

Note 2.  Description of Leasing Arrangements

The Practice leases certain medical equipment under capital leases expiring on various dates through August, 2001. At the end of the lease terms, the Practice is generally transferred title to the leased equipment. In some cases, the payment of a fee representing residual value is required.

Included in property and equipment are the following assets held under capital leases:

                                             1996                  1995
                                    -------------------    ------------------

Office and medical equipment        $         21,945       $         6,600
Less, accumulated amortization                 8,528                 4,699
                                    -------------------    ------------------
                                    $         13,417       $         1,901
                                    ===================    ==================

The following is a schedule by years of the future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1996:

          1997                                    $        5,929
          1998                                             5,031
          1999                                             4,069
          2000                                             4,069
          2001                                             2,713
                                                  -----------------

          Total minimum lease payments                    21,811
          Less amounts representing interest               4,647
                                                  -----------------

          Present value of net minimum lease payments     17,164
          Less current portion of lease obligations        4,151
                                                  -----------------

          Capital lease obligations               $       13,013
                                                  ==================


Note 3.  Property and Equipment

At December 31, 1996 and 1995, property and equipment consisted of the following:

                                                  1996                  1995
                                        -----------------    ------------------

Land                                    $        29,513       $        29,513
Building                                        135,249               130,361
Furniture and equipment                         151,644               125,490
Vehicle                                          21,000                21,000
                                        -----------------    ------------------
                                                337,406               306,364
Accumulated  depreciation                       191,420               162,018
                                        -----------------    ------------------
      Property and equipment, net       $       145,986       $       144,346
                                        =================    ==================

Note 4.  Long-term Debt

The Practice's long-term debt at December 31, 1996 and 1995, follows:

                                                    1996                 1995
                                               -----------    ------------------
Note   payable  to  financial  institution  in
monthly  installments  of $1,469, including
interest at 11%, through November, 2000.
Collateralized by a mortgage on real estate.   $   54,739      $        65,682
       Less current portion                        12,209               10,942
                                               -----------    ------------------

                                               $   42,530      $        54,740
                                               ===========    ==================

The aggregate maturities of long-term debt as of December 31, 1996 are as follows:

          Maturing during the year ended December 31,

                      1997                           $       12,209
                      1998                                   13,622
                      1999                                   15,198
                      2000                                   13,710
                                                     ------------------
                                                     $       54,739
                                                     ==================


Note 5.  Retirement Plan

The Practice sponsors a trusteed profit sharing retirement plan covering substantially all employees. Under the plan, employees age 21 or older that work a minimum of 1,000 hours are permitted to participate. Employer contributions to the plan are discretionary. Employee contributions are not permitted. During the years ended December 31, 1996 and 1995, expense of the profit sharing plan was $0 and $1,211, respectively.

Note 6.  Related Party Transactions

The owner participates in the medical activities of Practice. All payments for services and benefits to the owner are recorded as draws and are not included in cost of operations in the financial statements. For the periods ended December 31, 1996 and 1995, owner's draws totalled approximately $150,000 and $194,000, respectively.

Note 7.  Concentration of Credit Risk

In the normal course of providing health care services, the Practice extends credit to patients in its service area without requiring collateral. Each individual's ability to pay balances due the Practice is assessed and reserves are established to provide for management's estimate of uncollectable balances. Future revenues of the Practice are largely dependent on third-party payors and include Medicare and private insurance companies. The amount of loss the Practice would incur in the event of non-payment by the counter party is the amount of the patient billing.

Note 8.  Subsequent Event

On October 31, 1997, UCI Medical Affiliates of South Carolina, Inc. ("UCI") acquired the accounts receivable, certain office and medical equipment and substantially all of the Practice's intangible assets (including patient lists and goodwill) for $279,168. The price paid consists of $85,000 in restricted common stock, two notes payable totalling $159,536, certain assumed lease liabilities totalling $17,164, and cash of $17,468. UCI also entered into a five year lease agreement to rent the Practice's office space for $19,200 annually. Dr. Dees entered into a five-year physician services agreement to provide, on average, forty hours per week of physician services.

                          UCI Medical Affiliates, Inc.
                        Pro Forma Combining Balance Sheet
                               September 30, 1997
                                   (Unaudited)

The following pro forma combining balance sheet is based on the individual balance sheets of UCI Medical Affiliates, Inc. as of September 30, 1997 per the Company's Annual Report and Marvin Dees, M.D. as of December 31, 1996 appearing in Item 7(a) of this filing. The information has been prepared to reflect the acquisition by UCI Medical Affiliates, Inc. of Marvin Dees, M.D. after giving effect to the pro forma adjustments described in Note 1. This statement should be read in conjunction with each entity's financial statements and footnotes.

                                     UCI Medical
                                     Affiliates,
                                        Inc.           Marvin Dees,        Pro Forma              Pro Forma
                                                           M.D.           Adjustments              Combined
                                    --------------     --------------    ---------------        ---------------
Assets
Cash and cash equivalents           $      14,676      $          --     $                      $      14,676
Accounts receivable, net                5,943,884             47,148                --              5,991,032
Medical supplies inventory                502,888                 --                --                502,888
Deferred taxes                            334,945                 --                --                334,945
Prepaids and other assets                 579,217                 --                --                579,217
                                    --------------     --------------    ---------------        ---------------
          Total current assets          7,375,610             47,148                                7,422,758
Property, plant and equipment, net
                                        4,002,699            145,986           (96,830)  (a.)       4,051,855
Deferred taxes                          1,417,237                 --                --              1,417,237
Goodwill                                7,801,607                 --           182,864   (a.)
                                                                               (12,190)  (b.)       7,972,281
Other assets                              266,379                 --                                  266,379
                                    ==============     ==============    ===============        ===============
          Total assets              $  20,863,532      $     193,134     $      73,844          $  21,130,510
                                    ==============     ==============    ===============        ===============

Liabilities and Capital
Current portion - long-term debt    $     840,879      $      16,360     $     (12,209)  (a.)   $     845,030
Current long- debt to employees           177,445                 --            42,500   (a.)         219,945
Accounts payable                        2,039,506              8,799            (8,799)  (a.)
                                                                                17,468   (a.)       2,056,974
Accrued payroll                           959,068                 --                --                959,068
Other accrued liabilities                 437,667                 --           (15,000)  (c.)
                                                                                 9,100   (e.)
                                                                                 5,000   (d.)         436,767
                                    --------------     --------------    ---------------        ---------------
           Total current                4,454,565             25,159            38,060              4,517,784
   liabilities
Long-term debt, net of current          6,438,655             55,543           (42,530)  (a.)       6,451,668
Non-current debt to employees             481,815                 --           117,036   (a.)         598,851
                                    --------------     --------------    ---------------        ---------------
        Total liabilities              11,375,035             80,702           112,566             11,568,303
                                    --------------     --------------    ---------------        ---------------
Common stock                              287,248                 --             1,511   (a.)         288,759
Paid-in capital                        15,435,535                 --            83,489   (a.)      15,519,024
Accumulated earnings (deficit)         (6,234,286)           112,432          (112,432)  (a.)
                                                                               (11,290)  (f.)      (6,245,576)
                                    --------------     --------------    ---------------        ---------------
           Total capital                9,488,497            112,432           (38,722)             9,562,207
                                    ==============     ==============    ===============        ===============
    Total liabilities and capital   $  20,863,532      $     193,134     $      73,844          $  21,130,510

                                    ==============     ==============    ===============        ===============

                          UCI Medical Affiliates, Inc.
                    Note to Pro Forma Combining Balance Sheet
                               September 30, 1997
                                   (Unaudited)

1. The pro forma combining balance sheet has been prepared to reflect the acquisition of Marvin Dees, M.D. by UCI Medical Affiliates, Inc. for an aggregate price of $279,168. The purchase occurred on October 30, 1997. The combining balance sheet reflects the balances of UCI at September 30, 1997 and Marvin Dees, M.D. at December 31, 1996. Pro forma adjustments are made to reflect:

(a.)     The assets acquired consisted of:     The purchase price consisted of:

$  47,148   Accounts receivable         $   1,511  Common stock
   49,156  Furniture, equipment            83,489  Additional paid-in-capital
  182,864   Goodwill                      159,536  Notes payable issued
 --------                                  17,161  Lease liabilities assumed
$ 279,168                                  17,468  Cash paid at closing
 ========                                --------
                                        $ 279,168
                                         ========

     Issuance of 30,223 shares of restricted common stock valued at $85,000, an estimated per share value of $2.81. Cash paid at closing is recorded in accounts payable.

     Certain property and equipment ($96,830) was not acquired. Accounts payable ($8,799), long-term debt ($54,739), and prior owner's equity ($112,432) were not assumed.

     (b.) Excess of acquisition cost over the fair values of net assets acquired (goodwill) less one year's amortization. ($182,864 goodwill less $12,190 amortization)

     (c.) Net decrease in fees for physician services is $15,000 annually, based on the physician's service agreement compared to the acquired practice's owner's draws.

     (d.) Net increase in rental expense for office facilities is $5,000 annually, based on the rental agreements executed between the parties.

     (e.) First year increase in interest costs of $9,100. Computed using contractual interest rates on notes payable of $159,536 issued to the acquired practice's owner at closing.

     (f.) Effects of pro forma adjustments on statement of operations, closed into pro forma retained earnings.

                          UCI Medical Affiliates, Inc.
            Pro Forma Statement of Operations and Accumulated Deficit
                      for the year ended September 30, 1997
                                   (Unaudited)

The following pro forma combining statement is based on the individual statements of operations and accumulated deficit of UCI Medical Affiliates, Inc. as of September 30, 1997 per the Company's Annual Report and Marvin Dees, M.D. as of December 31, 1996 appearing in item 7(a) of this filing. The information has been prepared to reflect the acquisition by UCI Medical Affiliates, Inc. of Marvin Dees, M.D. after giving effect to the pro forma adjustments described in
Note 1. This statement should be read in conjunction with each entity's financial statements and footnotes.



                                     UCI Medical      Marvin Dees,        Pro Forma              Pro Forma
                                   Affiliates, Inc.       M.D.           Adjustments              Combined
                                  ----------------    --------------    ---------------       -----------------

Revenue                           $   27,924,772      $    406,195      $           --        $   28,330,967
Operating costs                        26,466,294          227,253             (15,000) (a.)
                                                                               150,123  (e.)
                                                                                 5,000  (c.)     26,833,670
                                  ----------------    --------------    ---------------       -----------------
  Operating margin                      1,458,478          178,942            (140,123)           1,497,297

General and administrative
   expenses                               153,445           34,339                  --              187,784
Depreciation and amortization           1,250,349           29,402              12,190  (b.)      1,291,941
                                  ----------------    --------------    ---------------       -----------------
  Income from operations                   54,684          115,201            (152,313)              17,572

Interest expense, net                    (812,749)          (6,738)             (9,100) (d.)       (828,587)
Gain on equipment                           8,809               --                  --                8,809
                                  ----------------    --------------    ---------------       -----------------

Income before income tax                 (749,256)         108,463            (161,413)            (802,206)
Income tax benefit                        665,530               --                  --               665,530
                                  ----------------    --------------    ---------------       -----------------

Net (loss) income                         (83,726)         108,463            (161,413)            (136,676)

Accumulated deficit - beginning
   of year                             (6,150,560)         154,092            (112,432)          (6,108,900)
 Distribution to stockholders                  --         (150,123)            150,123                   --
                                  ----------------    --------------    ---------------       -----------------

Accumulated deficit - end of
   year                           $   (6,234,286)     $    112,432            (123,722)       $ (6,245,576)
                                  ================    ==============    ===============       =================

Net income (loss) per common
   and common
     equivalent share             $       (.02)                 (f.)                --        $       (.03)
                                  ================    ==============    ===============       =================

Weighted average common shares
   outstanding                          5,005,081               (f.)                --            5,035,304
                                  ================    ==============    ===============       =================

                          UCI Medical Affiliates, Inc.
                           Note to Pro Forma Combining
                           Statement of Operations and
                           Accumulated Deficit for the
                          year ended September 30, 1997
                                   (Unaudited)

1. The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition outlined in Note 1. to the pro forma balance sheet:

(a.) Net change in physician salary computed based on employment agreement compared with the Practice's former owner's draws. Does not include any potential fees or productivity or other incentives provided for in employment contract between the owner of Marvin Dees, M.D. and UCI Medical Affiliates, Inc.

     (b.) Addition for amortization of goodwill on a straight line basis over 15 years.

     (c.) Net increase in rental expense for office facilities based on rental agreements executed between the parties.

     (d.) First year increase in interest costs, related to notes payable issued to Dr. Dees.

     (e.)   Reclassification  of  owner's  draws  to  compensation  expense  per employment agreement.

     (f.) Not applicable; Marvin Dees, M.D. was a sole proprietorship entity.

                                   SIGNATURES



Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



         UCI Medical Affiliates, Inc.
                  (Registrant)



/s/ Marion F. McFarland, III, M.D.           /s/ Jerry F. Wells, Jr.
Marion F. McFarland, III, M.D.              Jerry F. Wells, Jr., CPA
President, Chief Executive Officer and      Executive Vice President of
Chairman of the Board                       Finance and Chief Financial Officer



Date:                   January 7, 1998